Vasomedical, Inc.
180 Linden Avenue
Westbury, New York 11590
Tel: (516) 997-4600 Fax: (516) 997-2299

                                  NEWS RELEASE

CONTACT:                                INVESTOR RELATIONS:
Vasomedical, Inc.                       Lippert/Heilshorn & Associates, Inc.
Lucia Persichilli, Director of          Kim Sutton Golodetz (kgolodetz@lhai.com)
Communications                          (212) 838-3777
(516) 997-4600, ext. 182
investorrelations@vasomedical.com
                                        Bruce Voss (bvoss@lhai.com)
                                        (310) 691-7100


        Vasomedical Reports Second Quarter Fiscal 2004 Financial Results


WESTBURY, N.Y. (January 14, 2004) Vasomedical, Inc. (NASDAQ/SC: VASO), a leader in the noninvasive treatment and management of cardiovascular diseases, today announced financial results for the three and six months ended November 30, 2003.

For the second quarter of fiscal 2004, Vasomedical recorded total revenues of $4.9 million, compared with total revenues of $6.6 million in the comparable prior-year quarter. In November 2003, the Centers for Medicare and Medicaid Services (CMS) published lower-than-expected final 2004 reimbursement rates for EECP. As a result, the Company estimates that approximately $1.0 million in sales were lost or deferred. Gross profit for the fiscal 2004 second quarter was $3.2 million, compared with $4.6 million for the fiscal 2003 second quarter. The Company reported a net loss of $2.1 million, or $0.04 per share, for the three months ended November 30, 2003, compared with a net loss of $600,000, or $0.01 per share, in the year-ago quarter.

"Although the quarter was adversely impacted by the final CMS rates and our financial performance was disappointing, we have taken a number of steps to meet these reimbursement challenges," commented Gregory D. Cash, president and chief executive officer. "We continue to invest in marketing as well as in new clinical research to broaden awareness and acceptance of EECP therapy among target healthcare professionals. In addition, we anticipate that further positive research, such as the study recently published in the journal Cardiology, will assist in further raising physician awareness of the benefits of EECP as a first-line therapy. Our PEECH trial, which is intended to support an application for Medicare reimbursement for congestive heart failure, was 95% enrolled at the end of December, and we expect enrollment to be completed by the end of this month. By roughly this time next year, we expect to be in a position to submit the data to CMS."

Mr. Cash continued, "We have a new, energized 24-person sales force, and they are making tangible progress in expanding our geographic reach. Cardiovascular opinion leaders help our sales professionals as the body of sound, peer-reviewed research continues to grow. We are achieving continued success in expanding reimbursement for angina among third-party payers, building on past success in this area."

During the quarter, the Company adopted EITF 00-21 "Revenue Arrangements with Multiple Deliverables," resulting in the deferral of approximately $300,000 in revenue associated with the first year of warranty service and installation from the sale of EECP systems. The Company had previously accrued warranty costs in the period in which the systems were delivered and accepted, in accordance with the previous accounting standard "Staff Accounting bulletin 101." The newly deferred revenue will be recognized, and warranty expense will accrue on a straight-line basis over the ensuing 12-month period. Although the new accounting treatment results in timing differences for the accrual of a portion of revenue and associated expense, the change in accounting treatment has no impact on underlying profitability or cash flow.

For the first half of fiscal 2004 total revenues were $10.3 million, compared with $11.2 million for the first half of fiscal 2003. The net loss for the six months ended November 30, 2003 was $2.4 million, or $(0.04) per share, compared with a net loss of $4.8 million, or $(0.08) per share, for the six months ended November 30, 2002.

Conference Call

As previously announced, the Company will host a conference call to discuss these financial results today, beginning at 4:30 p.m. Eastern Time. To participate, please dial (800) 639-0297 from the U.S., or (706) 634-7417 from outside the U.S. A replay of the call will be available from approximately 7:30 p.m. EST January 14, through January 16, 2004. The dial-in number for the replay is (800) 642-1687 from the U.S., or (706) 645-9291 from outside the U.S. The access code for the replay is 4816328.

The call will also be web cast at www.vasomedical.com, under the investor relations tab. The webcast will be archived for 30 days.

About EECP  Enhanced External Counterpulsation

Vasomedical's advanced, state-of-the-art EECP external counterpulsation system is comprised of an air compressor, a computer console, a set of cuffs and a treatment table. To receive treatment, patients lie down on the table and have their calves and lower and upper thighs wrapped in the cuffs. The system, which is synchronized to the individual patient's cardiac cycle, inflates the cuffs with air to create external pressure when the heart is resting (diastole) and deflates the cuffs just before the heart beats (systole). The system's action, which pulses counter to the heart's beating, increases blood flow to the heart muscle, decreases the heart's workload and creates a greater oxygen supply for the heart muscle while lowering the heart's need for oxygen.

Treatment is typically given in 35 one-hour-sessions over seven weeks; the benefits have been shown to persist for years. Researchers hypothesize that EECP may work by promoting the release of beneficial growth factors, by improving the neurohormonal milieu within blood vessels and by encouraging the proliferation of collateral blood vessels. Vasomedical's EECP systems are the only counterpulsation devices shown in clinical studies published in major peer-reviewed journals to provide improvements in exercise capacity, peak oxygen consumption and quality of life.

About Vasomedical

Vasomedical, Inc. is primarily engaged in designing, manufacturing, marketing and supporting EECP external counterpulsation systems based on the Company's proprietary technology. EECP is a non-invasive, outpatient therapy for the treatment of diseases of the cardiovascular system. The company principally markets EECP to treat chronic angina and congestive heart failure patients. According to the American Heart Association, there are currently 6-12 million individuals in the U.S. who suffer from chronic angina with an estimated 500,000 newly diagnosed refractory angina patients annually, along with 5 million individuals in the U.S. who suffer from CHF and 550,000 new cases being diagnosed each year.

EECP therapy serves to increase circulation in areas of the heart with less than adequate blood supply and may restore systemic vascular function. The Company provides hospitals, clinics and private practices with EECP equipment, treatment guidance and a staff training and maintenance program designed to provide optimal patient outcomes. EECP is a registered trademark for Vasomedical's external counterpulsation system. Additional information is available on the Company's website at www.vasomedical.com.

Except for historical information contained in this release, the matters discussed are forward looking statements that involve risks and uncertainties. When used herein, words such as "anticipated", "believes", "estimates", "expects", "feels" and "intends" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Among the factors that could cause actual results to differ materially are the following: the effect of the dramatic changes taking place in the healthcare environment; the impact of competitive procedures and products and their pricing; medical insurance reimbursement policies; unexpected manufacturing problems; unforeseen difficulties and delays in the conduct of clinical trials and other product development programs; the actions of regulatory authorities and third-party payers in the United States and overseas; uncertainties about the acceptance of a novel therapeutic modality by the medical community; and the risk factors reported from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

                               (Tables to follow)

                                Vasomedical, Inc.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                                           November 30,       May 31,
                                                                                               2003            2003
                                                                                               ----            ----
          ASSETS
CURRENT ASSETS
          Cash and cash equivalents                                                            $7,554         $5,223
          Accounts receivable, net of an allowance for
           doubtful accounts of $764 and $769 at November 30, 2003
           and May 31, 2003, respectively                                                       4,514          7,377
          Inventories                                                                           3,062          3,440
          Deferred income taxes                                                                     -            303
          Financing receivables, net                                                              150            264
          Other current assets                                                                    495            268
                                                                                              -------        -------
                  Total current assets                                                         15,775         16,875
PROPERTY AND EQUIPMENT, net                                                                     2,687          3,233
FINANCING RECEIVABLES, net                                                                          -            679
DEFERRED INCOME TAXES                                                                          14,582         14,279
OTHER ASSETS                                                                                      298            262
                                                                                              -------        -------
                                                                                              $33,342        $35,328
                                                                                              =======        =======
          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
          Accounts payable and accrued expenses                                                $3,219         $2,668
          Current maturities of long-term debt and notes payable                                  113            108
          Sales tax payable                                                                       343            462
          Deferred revenues                                                                     1,335            789
          Accrued warranty and customer support expenses                                          358            575
          Accrued professional fees                                                               108            208
          Accrued commissions                                                                     382            587
                                                                                              -------        -------
                  Total current liabilities                                                     5,858          5,397
LONG-TERM DEBT                                                                                  1,121          1,178
ACCRUED WARRANTY COSTS                                                                            143            213
DEFERRED REVENUES                                                                                 949            921
OTHER LIABILITIES                                                                                 300            300

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
          Preferred stock, $.01 par value; 1,000 shares authorized;
             none issued and outstanding                                                            -              -
          Common stock, $.001 par value; 110,000 shares authorized;
             57,828 and 57,822 shares at November 30, 2003 and May 31, 2003,
             respectively, issued and outstanding                                                  58             58
          Additional paid-in capital                                                           50,628         50,623
          Accumulated deficit                                                                 (25,715)       (23,362)
                                                                                              -------        -------
                                                                                               24,971         27,319
                                                                                              -------        -------
                                                                                              $33,342        $35,328
                                                                                              =======        =======

                                VASOMEDICAL, INC.
                        CONDENSED STATEMENTS OF EARNINGS
                    (in thousands, except per share amounts)

                                                       Six Months Ended                Three Months Ended
                                                          November 30,                     November 30,
                                              ---------------------------------- -----------------------------

                                                        2003           2002              2003           2002
                                              ---------------------------------- -----------------------------

Revenues                                             $10,330        $11,183            $4,903         $6,644
Cost of sales and services                             3,632          3,964             1,693          2,004
                                              ================================================================
  Gross Profit                                         6,698          7,219             3,210          4,640
                                              ---------------------------------- -----------------------------
Expenses
  Selling, general and administrative                  6,134          7,864             3,513          4,177
  Research and development                             1,953          2,518               998          1,327
  Provision for doubtful accounts                        986          3,261               796             12
  Interest and other income - net                        (42)            (9)              (20)            20
                                              ================================================================
                                                       9,031         13,634             5,287          5,536
                                              ---------------------------------- -----------------------------
EARNINGS (LOSS) BEFORE INCOME TAXES
                                                      (2,333)        (6,415)           (2,077)          (896)
  Income tax (expense) benefit, net                      (20)         1,584               (10)           299
                                              ================================================================
NET EARNINGS (LOSS)                                  $(2,353)       $(4,831)          $(2,087)         $(597)
                                              ================================================================
Earnings (loss) per common share -
    basic and diluted                                 $(0.04)       $(0.08)            $(0.04)        $(0.01)
                                              ================================================================
Weighted average common shares
  outstanding
    Basic                                             57,827         57,567            57,828         57,658
                                              ================================================================
    Diluted                                           57,827         57,567            57,828         57,658
                                              ================================================================

        REVENUES BY SALES TYPE (quarter ended November 30; in thousands)

                                                                        2003              2002
                                                                        ----              ----
  Equipment sales                                                      $4,174            $6,210
  Equipment rentals and services                                          729               434
                                                                       ------            ------
     Total                                                             $4,903            $6,644
                                                                       ======            ======

     REVENUES BY GEOGRAPHIC REGION (quarter ended November 30; in thousands)

                                                                        2003              2002
                                                                        ----              ----
  U.S. business                                                        $4,651            $5,974
  Non-domestic business                                                   252               670
                                                                       ------            ------
    Total                                                              $4,903            $6,644
                                                                       ======            ======

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